UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K /A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 1, 2017

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	0-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Carillon Point

                        Kirkland, WA 98033

(Address of principal executive offices and zip code)

                              (866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment to Form 8-K is being filed to disclose expiration of a non-binding letter of intent.

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2017, GrowLife, Inc., a Delaware corporation (the “Company”), closed the transactions described below with Chicago Venture Partners, L.P. (“Chicago Venture”).

Securities Purchase Agreement, Secured Promissory Notes, Membership Interest Pledge Agreement and Security Agreement

On January 9, 2017, the Company executed the following agreements with Chicago Venture: (i) Securities Purchase Agreement; (ii) Secured Promissory Notes; (iii) Membership Interest Pledge Agreement; and (iv) Security Agreement (collectively the “Chicago Venture Agreements”). The Chicago Venture Agreements are attached hereto, collectively, as Exhibit 10.1, and incorporated herein by this reference. The Company entered into the Chicago Venture Agreements with the intent of paying its debt, in full, to TCA Global Credit Master Fund, LP (“TCA”), which included any TCA affiliates.

The total amount of funding under the Chicago Venture Agreements is $1,105,000.00 (the “Debt”). Each Convertible Promissory Note carries an original issue discount of $100,000 and a transaction expense amount of $5,000, for total debt of $1,105,000. The Company agreed to reserve 500,000,000 of its shares of common stock for issuance upon conversion of the Debt, if that occurs in the future. If not converted sooner, the Debt is due on or before January 9, 2018. The Debt carries an interest rate of ten percent (10%). The Debt is convertible, at Chicago Venture’s option, into the Company’s common stock at $0.009 per share subject to adjustment as provided for in the Secured Promissory Notes attached hereto and incorporated herein by this reference.  As of the date of this report on Form 8-K, Chicago Venture has funded the entire amount of the Debt.

Chicago Venture’s obligation to fund the Debt was secured by Chicago Venture’s 60% interest in Typenex Medical, LLC, an Illinois corporation, as provided for in the Membership Pledge Agreement attached hereto and incorporated herein by this reference.

The Company’s obligation to pay the Debt, or any portion thereof, is secured by all of the Company’s assets as described in Schedule A to the Security Agreement attached hereto and incorporated herein by this reference.

Payment of All TCA Obligations

On January 10, 2017, Chicago Venture, at the Company’s instruction, remitted funds of $1,495,901 to TCA in order to satisfy all debts to TCA. On or around January 11, 2017, the Company was notified by TCA that $13,540 were due to TCA in order for TCA to release its security interest in the Company’s assets. On February 1, 2017, TCA notified the Company that all funds were received and TCA would release its security interest in Company’s assets. TCA has confirmed that it is paid in full and the Company is not aware of any other obligations that the Company has as to TCA. The funds received under the Chicago Venture Agreements and previous Chicago Venture Ageements were used to pay-off TCA.

The foregoing descriptions of the Chicago Venture Agreements are qualified in their entirety by reference to the full text of the agreements, copies of which are collectively attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On May 5, 2016. the Company announced a non-binding letter of intent to acquire Go Green Hydroponics, a California hydroponics supply retailer, from TCA. There was no guarantee that the Company would close the acquisition of Go Green The non-binding letter of intent has expired and the Company does not expect to close the acquisition of Go Green Hydroponics.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1

Compilation of Securities Purchase Agreement, Secured Promissory Notes, Membership Interest Pledge Agreement and Security Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed on February 7, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: February 14, 2017	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer